UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2017

DANDRIT BIOTECH USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54478	45-2559340
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

DanDrit Biotech A/S Fruebjergvej 3 Box 62 2100 Copenhagen, Denmark (Address of principal executive offices)

+45-39179840

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

See Item 3.02 below.

Item 3.02 Unregistered Sales of Equity Securities.

On July 12, 2017 (the “Closing Date”), Dandrit Biotechnology USA, Inc., a Delaware corporation (the “Company”) completed a private placement offering of units, with each unit consisting of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and a warrant (each, a “Warrant”) to purchase two shares of Common Stock at a strike price of $1.30 per share (each, a “Unit”), for $1.30 per Unit. In total, the Company sold 1,231,561 Units for total proceeds to the Company of $1,601,029.30.

Immediately prior to the closing of the private placement, the Company had 12,433,290 shares of common stock issued and outstanding (including 185,053 shares of common stock reserved for issuance but deemed issued and outstanding for accounting purposes), and after the issuance of 1,231,561 shares of the Company’s common stock in the private placement, or 9.91% of the Company’s total common stock issued and outstanding immediately prior to the closing of the private placement, the Company has 13,664,851 shares issued and outstanding as of the date of this Report. The private placement was completed pursuant to Regulation S of the Securities Act.

In connection with the private placement, each investor executed a subscription agreement in the form of Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 1, 2017, which is incorporated herein by reference. Each subscription agreement contains customary representations and warranties of the Company and of each investor, including that all investors purchasing Units pursuant to Regulation S are not “U.S. persons” as defined by Rule 902 of Regulation S. The Warrants are freely exercisable, in whole or in part at any time until the fifth anniversary of the date of issuance, and the form of Exhibit 10.2 to the Company’s Current Report on Form 8-K dated May 1, 2017, which is incorporated herein by reference. The private placement was made directly by the Company and no underwriter or placement agent was engaged by the Company.

The foregoing description of the private placement does not purport to be complete, and is qualified in its entirety by reference to the form of subscription agreement and the form of Warrant, each of which are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2017, the Company appointed Robert Wolfe as the Chief Financial Officer, effective immediately.

From January 2014 until April 2015, Mr. Wolfe served as the Chief Financial Officer and a director of the Company. Concurrently, Mr. Wolfe has been the Chairman, CEO and CFO of Advanced Oxygen Technologies Inc., a publically traded commercial real estate holding company, since 1997, and the President and CEO of Crossfield, Inc. and Crossfield Investments, LLC, both corporate consulting companies, since 1989. From 1992-1993 he was Vice President and Partner for CFI, NY Ltd., a Subsidiary of Corporate Financial Investments, PLC, London.

There are no arrangements or understandings between Mr. Wolfe and any person (including the Company) pursuant to which Mr. Wolfe was appointed to serve as Chief Financial Officer, and there are no actual or proposed transactions between Mr. Wolfe or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)) in connection with his appointment as Chief Financial Officer. Mr. Wolfe does not have any family relationship with any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANDRIT BIOTECH USA, INC.
By: /s/ Eric J. Leire
Name: Eric J. Leire Title: Chief Executive Officer
Date: July 14, 2017

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